UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2016

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 of this Current Report on Form 8-K, at the annual meeting of stockholders of Cantel Medical Corp. (the “Company”) held on January 7, 2016 (the “2015 Annual Meeting”), the Company’s stockholders approved the adoption of the Cantel Medical Corp. 2016 Equity Incentive Plan (the “2016 Plan”). The 2016 Plan replaces the Company’s 2006 Equity Incentive Plan as the plan under which the Company grants equity awards to employees and directors.

The 2016 Plan will be administered by the Compensation Committee of the Company’s Board of Directors. The 2016 Plan permits the issuance to the employees, officers, directors, consultants and independent contractors of the Company and its subsidiaries of equity-based awards, including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units and performance awards of shares or cash that vest based on certain performance criteria.

Subject to adjustment as provided in the 2016 Plan, the total amount of shares of the Company’s common stock reserved and available for issuance pursuant to awards granted under the 2016 Plan is 1,200,000. The 2016 Plan permits the Company to continue to grant awards through the close of the Company’s fiscal year ending in 2025.

Additional details of the 2016 Plan are included in the Company’s proxy statement for the 2015 Annual Meeting, under the heading “Proposal 2 - Approval of the Cantel Medical Corp. 2016 Equity Incentive Plan,” which proxy statement was filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2015 (the “Proxy Statement”), and is available at the SEC’s website at www.sec.gov. The foregoing description of the 2016 Plan is qualified in its entirety by the terms of the 2016 Plan, which is incorporated into this Item 5.02 by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting, four proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Proxy Statement and summarized below.

A final voting report was produced by Broadridge Financial Solutions, Inc., the independent inspector of election for the 2015 Annual Meeting, certifying the following results on the four proposals:

Proposal 1               The stockholders elected all nine director nominees to serve as members of the Company’s board of directors until the Company’s 2016 Annual Meeting of Stockholders.

Name	For	Withheld	Abstain	Broker Non-Votes
Alan R. Batkin	34,966,221	1,317,934	23,768	2,470,142
Ann E. Berman	36,068,783	216,471	22,669	2,470,142
Joseph M. Cohen	35,178,026	1,106,356	23,541	2,470,142
Charles M. Diker	34,532,571	1,756,382	18,970	2,470,142
Mark N. Diker	34,540,930	1,743,452	23,541	2,470,142
Laura L. Forese	36,068,620	216,657	22,646	2,470,142
George L. Fotiades	36,078,417	210,313	19,193	2,470,142
Andrew A. Krakauer	35,147,109	1,145,288	15,526	2,470,142
Bruce Slovin	35,214,739	1,069,717	23,467	2,470,142

Proposal 2               The stockholders approved the Cantel Medical Corp. 2016 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
34,172,381	2,106,954	28,588	2,470,142

Proposal 3               The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
34,888,267	1,381,453	38,203	2,470,142

Proposal 4               The stockholders ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 31, 2016.

For	Against	Abstain	Broker Non-Votes
37,565,623	1,203,272	9,170	0

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits

10.1                        Cantel Medical Corp. 2016 Equity Incentive Plan (Incorporated herein by reference to Annex A of the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders, filed with the SEC on November 30, 2015, File No. 001-31337.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
Chief Executive Officer

Date: January 11, 2016